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                                                                    EXHIBIT 4.11

                                                  TRANSLATED FOR REFERENCE ONLY.

                              LETTER OF UNDERTAKING

     Li Juan, Citizen of The People's Republic of China (hereinafter called "China"), with Chinese ID card number 420983197609010023, and is holding 40% equity shares of Primalights III Agriculture Development Co., Ltd. (hereinafter called "P3A").

     Qian Zhaohua, Citizen of China, with Chinese ID card number
130224670510033, is holding 30% equity shares of P3A.

     Xue Zhixin, Citizen of China, with Chinese ID card number 140102621023081, is holding 25% equity shares of P3A.

     Zhang Mingshe, Citizen of China, with Chinese ID card number
140104710212037, is holding 5% equity shares of P3A.

     All the above mentioned shareholders hereby irrevocably undertake the following promise to Aero-Biotech Science & Technology Co., Ltd (herein after called "Aero-Biotech"):

     If, as a shareholder of P3A, I receive any dividends, interests or other distributions from P3A, unless restricted by laws, regulations or legal procedures, I will remit all such income to Aero-Biotech without compensation after paying the corresponding income tax.

     Signature:


     /s/ Li Juan
     -------------------------------


     /s/ Qian Zhaohua
     -------------------------------


     /s/ Xue Zhixin
     -------------------------------


     /s/ Zhang Mingshe
     -------------------------------

                                                                Date: 2007-07-13